Exhibit 99.1

9341 Courtland Drive, Rockford, MI 49351
Phone (616) 866-5500; Fax (616) 866-0257

FOR IMMEDIATE RELEASE
CONTACT: Don Grimes
(616) 863-4404

WOLVERINE WORLDWIDE ANNOUNCES FOURTH QUARTER AND FULL-YEAR 2012 RESULTS, WITH RECORD FULL-YEAR REVENUE AND EARNINGS IN EXCESS OF GUIDANCE

Rockford, Michigan, February 19, 2013 — Wolverine Worldwide (NYSE: WWW) today reported financial results for both the fourth quarter and full year ended December 29, 2012. During the fourth quarter, the Company completed the $1.25 billion acquisition of the Performance+Lifestyle Group (“PLG”) from Collective Brands, Inc., adding four world-class lifestyle brands — Sperry Top-Sider, Saucony, Stride Rite, and Keds — to the Company’s impressive portfolio of brands.

Highlights include:

•	Consolidated full-year revenue increased 16.4% to $1.641 billion, including a contribution of $219.4 million from the PLG brands in the stub period since the date of acquisition. Consolidated fourth fiscal quarter revenue was $652.2 million, growth of 60.5% versus the prior year.

•	Fourth fiscal quarter revenue for the legacy WWW business grew to a record $432.8 million, growth of 6.5% versus the prior year. Foreign exchange had minimal impact on the quarter’s reported revenue. Full-year revenue for the legacy WWW business grew to a record $1.421 billion, an increase of 0.9%. Foreign exchange negatively impacted full-year reported revenue for the legacy business by $10.6 million.

•	Full-year operating expenses for the legacy WWW business increased only 2.1%, as the Company demonstrated excellent operating discipline in a challenging global business environment. Reported operating expenses, including both PLG and recurring and non-recurring transaction and integration costs, increased 33.1%.

•	The effective tax rate for the full fiscal year was 14.2%, reflecting both non-recurring tax benefits realized in the first half of the year and acquisition-related expense deductions in high statutory tax rate jurisdictions in the second half of the year.

•	Excluding non-recurring transaction and integration expenses, full-year fully diluted earnings per share were $2.29, compared to the Company’s prior guidance of $1.96 to $2.06 per share. In the fourth quarter, excluding non-recurring transaction and integration expenses, earnings per share were $0.48 – comprised of $0.53 per share from the legacy WWW business and $0.05 of dilution from the PLG acquisition – compared to the Company’s prior guidance of $0.12 to $0.22 per share. These excellent results were due to better than forecasted operating performance from both the legacy and PLG businesses and lower than anticipated costs related to the acquisition. Reported earnings per share were $1.63 for the full fiscal year and ($0.08) in the fourth fiscal quarter.

•	The Company generated strong cash flow from operating activities in 2012 and ended the year with $171.4 million of cash and cash equivalents and net debt of $1.080 billion. The net debt reflects a voluntary prepayment of $25.0 million of principal during the fourth fiscal quarter.

“Fiscal 2012 was a milestone year – the third consecutive year of record revenue and the completion of the transformational acquisition of the four PLG brands,” said Blake W. Krueger, Chairman and Chief Executive Officer. “With continued successful execution of global growth initiatives and expansion of our direct-to-consumer platform, we delivered solid performance in a challenging global environment. The U.S. market proved to be an important contributor to our consolidated performance in 2012, with many brands growing at a double-digit pace in the Company’s most significant market, helping offset the yearlong headwinds in Europe and, to a lesser extent, Canada.

“With the addition of Sperry Top-Sider, Saucony, Stride Rite, and Keds, our portfolio of global brands has never been stronger. We are diversified across most consumer groups, distribution channels and geographic regions, and have multiple brands in the portfolio that are delivering accelerated growth. We are focused on delivering excellent growth, strong profitability and impressive returns to our shareholders, and we look forward to building on our brands’ momentum in 2013 and beyond.”

Don Grimes, Senior Vice President and Chief Financial Officer, commented: “The Company is very well-positioned for accelerated growth in revenue, profitability and cash flow. We expect to complete the full integration of the PLG brands in fiscal 2013, after which we should begin to realize incremental operating efficiencies. Our priorities for the use of our growing cash flow are clear – invest for organic growth, return cash to our shareholders in the form of a stable dividend, and pay down the debt we incurred in connection with the PLG acquisition.”

Although the Company expects strong performance in the U.S., Latin America and Asia Pacific markets in fiscal 2013, it also expects continued challenging trading conditions in Europe. In light of those expectations, the Company is offering the following guidance for fiscal 2013, excluding non-recurring transaction and integration expenses:

•	Full-year consolidated revenue in the range of $2.7 to $2.8 billion, representing growth in the range of 64.5% to 70.6% versus reported fiscal 2012 revenue of $1.641 billion and growth in the range of 6.0% to 9.9% vs. pro forma combined fiscal 2012 revenue of $2.548 billion for PLG and the legacy WWW business.

•	Moderate full-year gross margin expansion.

•	Full-year SG&A expenses as a percentage of revenue to modestly increase due to:

•	Incremental purchase price amortization of approximately $17 million;

•	Incremental non-cash pension expense of approximately $10 million;

•	Normalized incentive compensation expense compared to an unusually low level in 2012; and

•	Importantly, brand investments to fuel future growth, especially in support of Sperry Top-Sider, Keds and Merrell.

•	Full-year interest expense in the range of $55 million to $60 million, including the amortization of deferred financing costs of approximately $6.7 million.

•	Full-year effective tax rate in the range of 24% to 26%. On a reported basis, including the tax benefit of non-recurring charges, we expect a tax rate in the range of 21% to 23%.

•	Fully diluted weighted average shares outstanding of approximately 50 million.

•	Fully diluted earnings per share, adjusted to exclude non-recurring transaction and integration expenses, in the range of $2.50 to $2.65, representing growth of 9.2% to 15.7% versus the prior year’s adjusted earnings per share. Year-over-year earnings growth will be positively impacted by the full-year inclusion of the acquired brands, but will be suppressed by the absence of the $0.19 per share of non-recurring tax benefits recorded in the first half of 2012 and the incremental SG&A discussed above. Reported fully diluted earnings per share are expected in the range of $2.10 to $2.25.

•	Full-year adjusted EBITDA in the range of $330 million to $345 million versus prior year adjusted EBITDA of $220.8 million

The Company will host a conference call at 8:30 a.m. EST today to discuss these results and current business trends. To listen to the call at the Company’s website, go to www.wolverineworldwide.com, click on “Investor Relations” in the navigation bar, and then click on “Webcasts & Presentations” from the side navigation bar of the “Investor Relations” page. To listen to the webcast, your computer must have a streaming media player, which can be downloaded for free at www.wolverineworldwide.com. In addition, the conference call can be heard at www.streetevents.com. A replay of the call will be available at the Company’s website through April 12, 2013.

With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world’s leading marketers of branded casual, active lifestyle, work, outdoor sport, athletic, children’s and uniform footwear and apparel. The Company’s portfolio of highly recognized brands includes: Merrell®, Sperry Top-Sider®, Hush Puppies®, Saucony®, Wolverine®, Keds®, Stride Rite®, Sebago®, Cushe®, Chaco®, Bates®, HYTEST®, and Soft Style®. The Company also is the global footwear licensee of popular brands including Cat®, Harley-Davidson® and Patagonia®. The Company’s products are carried by leading retailers in the U.S. and globally in approximately 200 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com.

This press release contains forward-looking statements. In addition, words such as “estimates,” “anticipates,” “believes,” “forecasts,” “plans,” “predicts,” “projects,” “is likely,” “expects,” “intends,” “should,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Risk Factors include, among others: the Company’s ability to realize the benefits of the PLG acquisition on a timely basis or at all; the Company’s ability to combine its legacy businesses and PLG successfully or in a timely and cost-efficient manner; the degree of business disruption relating to the PLG acquisition; the Company’s ability to successfully develop its brands and businesses; changes in interest rates, tax laws, duty structures, tariffs, quotas or applicable assessments in countries of import and export including anti-dumping measures and trade defense actions; changes in consumer preferences, spending patterns, buying patterns or price sensitivity; changes in future pension funding requirements and pension expenses; the ability to secure and protect owned intellectual property or use licensed intellectual property; cancellation of orders for future delivery, or the failure of the Department of Defense to exercise future purchase options, award new contracts or the cancellation of existing contracts by the Department of Defense or other military purchasers; changes in planned customer demand, re-orders or at-once orders; changes in relationships with, including the loss of, significant customers; the availability and pricing of footwear manufacturing capacity; reliance on foreign sourcing; failure of international licensees and distributors to meet sales goals or to make timely payments on amounts owed; disruption of technology systems; regulatory or other changes affecting the supply or price of materials used in manufacturing; the impact of regulatory or legal proceedings and legal compliance risks; the availability of power, labor and resources in key foreign sourcing countries, including China; the cost, availability and management of raw materials, inventories, services and labor for owned and contract manufacturers; the impact of competition and pricing; the impact of changes in the value of foreign currencies; the development of new initiatives; the risks of doing business in developing countries, and politically or economically volatile areas; retail buying patterns; consolidation in the retail sector; changes in economic and market conditions; acts and effects of war and terrorism; seasonality and weather; problems affecting the Company’s distribution system, including service interruptions at shipping and receiving ports; the failure to maintain the security of personally identifiable and other information of customers, stockholders and employees; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend or clarify forward-looking statements.

# # #

WOLVERINE WORLD WIDE, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

($000s, except per share data)

	4th Quarter Ended		Fiscal Year Ended
	December 29,	December 31,	December 29,	December 31,
	2012	2011	2012	2011
Revenue	$652,245	$406,466	$1,640,838	$1,409,068
Cost of products sold	408,420	256,313	1,008,197	852,316
Non-recurring transaction and integration costs	4,481	—	4,481	—

Gross Profit	239,344	150,153	628,160	556,752
Gross margin	36.7%	36.9%	38.3%	39.5%

Selling, general and administrative expenses	207,152	119,210	481,899	386,534
Non-recurring transaction and integration costs	24,608	—	32,537	—

Operating Expenses	231,760	119,210	514,436	386,534
Operating expenses as a % of revenue	35.5%	29.3%	31.4%	27.4%

Operating Profit	7,584	30,943	113,724	170,218
Operating margin	1.2%	7.6%	6.9%	12.1%

Interest expense, net	13,001	378	14,032	1,025
Non-recurring acquisition related interest expense	3,754	—	5,197	—
Other (income) expense, net	(978)	147	317	283

	15,777	525	19,546	1,308

Earnings (loss) before income taxes	(8,193)	30,418	94,178	168,910

Income taxes	(4,694)	7,407	13,414	45,623
Effective tax rate	57.3%	24.4%	14.2%	27.0%

Net earnings (loss)	(3,499)	23,011	80,764	123,287

Net earnings attributable to noncontrolling interests	223	—	78	—

Net earnings (loss) attributable to Wolverine Worldwide	$(3,722)	$23,011	$80,686	$123,287

Diluted earnings per share	$(0.08)	$0.47	$1.63	$2.48

Supplemental information:
Net earnings (loss) used to calculate diluted earnings per share	$(3,722)	$22,314	$79,074	$120,990
Shares used to calculate diluted earnings per share	47,804	47,957	48,514	48,728
Weighted average shares outstanding	49,152	48,209	48,816	48,911

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited)

($000s)

	December 29,	December 31,
	2012	2011
ASSETS:
Cash & cash equivalents	$171,411	$140,012
Receivables	353,615	219,963
Inventories	466,230	231,738
Other current assets	83,669	42,783

Total current assets	1,074,925	634,496
Property, plant & equipment, net	149,728	78,489
Goodwill and other non-amortizable intangibles	1,139,725	56,269
Other assets	250,056	82,398

Total Assets	$2,614,434	$851,652

LIABILITIES & EQUITY:
Current maturities on long-term debt	$30,750	$515
Accounts payable and other accrued liabilities	288,584	148,163

Total current liabilities	319,334	148,678
Long-term debt	1,219,250	—
Other non-current liabilities	432,153	124,324
Stockholders’ equity	643,697	578,650

Total Liabilities & Equity	$2,614,434	$851,652

WOLVERINE WORLD WIDE, INC.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

($000s)

	Fiscal Year Ended
	December 29,	December 31,
	2012	2011
OPERATING ACTIVITIES:
Net earnings	$80,764	$123,287
Adjustments necessary to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	27,651	15,907
Deferred income taxes	(4,248)	7,676
Stock-based compensation expense, net of tax benefits	5,060	10,819
Pension expense	27,902	17,502
Pension contribution	(26,657)	(31,800)
Other	4,802	5,564
Changes in operating assets and liabilities	(23,634)	(70,141)

Net cash provided by operating activities	91,640	78,814

INVESTING ACTIVITIES:
Business acquisition, net of cash acquired	(1,225,880)	—
Investment in JVs	(2,942)	—
Additions to property, plant and equipment	(14,942)	(19,397)
Other	(2,342)	(3,186)

Net cash used in investing activities	(1,246,106)	(22,583)

FINANCING ACTIVITIES:
Net (payments) borrowings under revolver	(11,000)	11,000
Payments of long term debt	(25,515)	(530)
Proceeds from issuance of long term debt	1,275,000	—
Debt issuance costs	(40,121)	—
Cash dividends paid	(23,648)	(22,737)
Purchase of common stock for treasury	(14,122)	(67,388)
Other	22,795	17,338

Net cash provided by (used in) financing activities	1,183,389	(62,317)

Effect of foreign exchange rate changes	2,476	(4,302)

Increase (decrease) in cash and cash equivalents	31,399	(10,388)

Cash and cash equivalents at beginning of year	140,012	150,400

Cash and cash equivalents at end of year	$171,411	$140,012

WOLVERINE WORLD WIDE, INC.

REVENUE BY OPERATING GROUP

(Unaudited)

($000s)

	4th Quarter Ended
	December 29, 2012		December 31, 2011		Change
	Revenue	% of Total	Revenue	% of Total	$	%
Outdoor Group	$143,511	22.0%	$141,084	34.7%	$2,427	1.7%
Heritage Group	170,812	26.2%	158,365	39.0%	12,447	7.9%
Lifestyle Group	58,913	9.0%	57,286	14.1%	1,627	2.8%
Performance + Lifestyle Group	150,238	23.0%	—	—	150,238	—
Other	7,470	1.2%	5,044	1.2%	2,426	48.1%

Total branded footwear, apparel and licensing revenue	530,944	81.4%	361,779	89.0%	169,165	46.8%
Retail*	109,672	16.8%	37,133	9.1%	72,539	195.3%
Other business units	11,629	1.8%	7,554	1.9%	4,075	53.9%

Total Revenue	$652,245	100.0%	$406,466	100.0%	$245,779	60.5%

	Fiscal Year Ended
	December 29, 2012		December 31, 2011		Change
	Revenue	% of Total	Revenue	% of Total	$	%
Outdoor Group	$545,259	33.2%	$551,789	39.2%	$(6,530)	-1.2%
Heritage Group	502,738	30.6%	500,283	35.5%	2,455	0.5%
Lifestyle Group	203,457	12.4%	206,276	14.6%	(2,819)	-1.4%
Performance + Lifestyle Group	150,238	9.2%	—	—	150,238	—
Other	17,372	1.1%	15,720	1.1%	1,652	10.5%

Total branded footwear, apparel and licensing revenue	1,419,064	86.5%	1,274,068	90.4%	144,996	11.4%
Retail*	183,926	11.2%	101,960	7.2%	81,966	80.4%
Other business units	37,848	2.3%	33,040	2.3%	4,808	14.6%

Total Revenue	$1,640,838	100.0%	$1,409,068	100.0%	$231,770	16.4%

*	Includes revenue from PLG’s direct to consumer business.

As required by the Securities and Exchange Commission Regulation G, the following tables contain information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:

WOLVERINE WORLD WIDE, INC.

RECONCILIATION OF FISCAL 2012 Q4 AND FULL-YEAR REVENUE AS REPORTED TO REVENUE

ADJUSTED TO EXCLUDE PLG*

(Unaudited)

($ millions)

	GAAP Basis	PLG Revenue for the	Legacy WWW
	16 Weeks Ended	“Stub Period” Ended	16 Weeks Ended
	December 29, 2012	December 29, 2012	December 29, 2012
Revenue	$652.2	$(219.4)	$432.8

PLG Revenue for the
	GAAP Basis	“Stub Period” Ended	Legacy WWW
	Full-Year 2012	December 29, 2012	Full-Year 2012
Revenue	$1,640.8	$(219.4)	$1,421.4

RECONCILIATION OF FISCAL 2012 FULL-YEAR OPERATING EXPENSES AS REPORTED TO

OPERATING EXPENSES ADJUSTED TO EXCLUDE BOTH RECURRING AND NON-RECURRING

ACQUISITION RELATED COSTS AND PLG OPERATING EXPENSES*

(Unaudited)

($ millions)

		Recurring & Non-recurring	PLG Operating Expenses
	GAAP Basis	Acquisition	for the “Stub Period” Ended	As Adjusted
	Full-Year 2012	Related Costs	December 29, 2012 (a)	Full-Year 2012
Operating expenses	$514.4	$(33.7)	$(86.0)	$394.7
Percentage change from prior year	33.1%			2.1%

RECONCILIATION OF FISCAL 2012 Q4 AND FULL-YEAR EPS AS REPORTED TO EPS ADJUSTED

TO EXCLUDE NON-RECURRING ACQUISITION RELATED COSTS*

(Unaudited)

	GAAP Basis	Non-recurring	As Adjusted
	16 Weeks Ended	Acquisition	16 Weeks Ended
	December 29, 2012	Related Costs	December 29, 2012
Diluted earnings per share	$(0.08)	$0.56	$0.48

Non-recurring
	GAAP Basis	Acquisition	As Adjusted
	Full-Year 2012	Related Costs	Full-Year 2012
Diluted earnings per share	$1.63	$0.66	$2.29

RECONCILIATION OF FISCAL 2012 FULL-YEAR REVENUE AS REPORTED TO REVENUE

ADJUSTED TO INCLUDE PLG FULL-YEAR 2012 REVENUE*

(Unaudited)

($ millions)

	GAAP Basis	PLG Pre “Stub Period”	As Adjusted
	Full-Year 2012	Revenue (b)	Full-Year 2012
Revenue	$1,640.8	$907.4	$2,548.2

RECONCILIATION OF FISCAL 2013 FULL-YEAR EPS AND TAX GUIDANCE ADJUSTED TO  EXCLUDE

NON-RECURRING ACQUISITION RELATED COSTS*

(Unaudited)

	GAAP Basis	Non-recurring		As Adjusted
	Full-Year 2013	Acquisition		Full-Year 2013
	Guidance	Related Costs		Guidance
Diluted earnings per share	$2.10 — 2.25	$0.40		$2.50 — 2.65
Percentage change from prior year	28.8% — 38.0%			9.2% — 15.7%
Effective tax rate	21.0% — 23.0%	36.5	% (c)	24.0% — 26.0%

RECONCILIATION OF FISCAL 2012 FULL-YEAR NET EARNINGS AS REPORTED AND FISCAL 2013 FULL-YEAR EARNINGS GUIDANCE TO EBITDA AND ADJUSTED EBITDA*

(Unaudited)

($ millions)

	2012	2013 EBITDA	2013 EBITDA
	Adjusted EBITDA	Guidance (Low)	Guidance (High)
Reported net earnings	$80.7	$107.0	$114.5
Non-recurring transaction and integration costs	37.0	31.5	31.5

Adjusted net earnings	$117.7	$138.5	$146.0
Add back:
Income tax expense	13.4	30.5	32.5
Interest expense	19.2	57.5	57.5
Depreciation & amortization	27.7	50.0	53.0

EBITDA (d)	$178.0	$276.5	$289.0
Stock based compensation expense	15.0	15.5	18.0
Pension expense	27.9	38.0	38.0

Adjusted EBITDA (d)	$220.9	$330.0	$345.0

(a)	PLG operating expenses for the “stub period” include $7.0 million of purchase price amortization.
(b)	This adjustment presents the Company’s revenue as if PLG was acquired on January 1, 2012. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.
(c)	Represents the effective tax rate for non-recurring acquisition related costs incurred in the U.S.
(d)	EBITDA, a measure used by management to evaluate operating performance, is defined as net earnings plus (i) income tax expense, (ii) net interest expense, and (iii) depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted to exclude noncash items, unusual items and other items. EBITDA and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be alternatives to net earnings as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Management presents EBITDA and Adjusted EBITDA because management believes these are useful supplemental measures in evaluating the performance of its operating business and provides greater transparency with respect to results of operations.
*	To supplement the consolidated financial statements presented in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company describes what certain financial measures would have been in the absence of acquisition related revenues, costs and earnings. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures, are found in the financial tables above.